Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC. ANNOUNCES

2014 FIRST QUARTER FINANCIAL RESULTS

Contact:	Kathleen J. Chappell, Vice President and CFO	540-955-2510
kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (April 22, 2014) – Eagle Financial Services, Inc. (OTC BULLETIN BOARD: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, announces first quarter 2014 financial results. The Company’s common stock trades on the Over-the-Counter (OTC) Bulletin Board under the ticker symbol EFSI.

Financial Highlights:

	2014	2013
Three months ended:	Q1	Q4	Q1
Net income (000’s)	$1,363	$1,850	$1,803
Diluted EPS	$0.40	$0.54	$0.53
Net Interest Margin	4.29%	4.17%	4.29%
Allowance for loan losses to total loans	1.25%	1.24%	1.64%
Provision for loan losses	$283	($767)	$383
Loan Growth	$12,199	$6,209	$5,753

John R. Milleson, President and CEO, stated “With the quarter’s $12.2 million in loan growth and a 4.29% net interest margin, I am pleased to announce an admirable beginning to 2014. Our expansion into Loudoun County continues to provide great opportunities for growth in both loans and deposits. The work completed in 2013 with respect to updating products and services has enhanced the Company’s ability to serve and communicate with its customers and potential clients in all the markets in which we serve. I am excited about the Company’s continued expansion plans as we seek additional branch locations in and around Leesburg, Virginia. As always, the support the Company receives from its customers and shareholders is greatly appreciated.”

Income Statement Review

Net income for the quarter ended March 31, 2014 was $1.4 million reflecting a decrease of 26.3% from the quarter ended December 31, 2013 and a decrease of 24.4% from the quarter ended March 31, 2013. Net income was $1.9 million for the three month period ended December 31, 2013 and $1.8 million for the quarter ended March 31, 2013. For the quarter ended December 31, 2013, the Company had loan loss recoveries of $767,000 while the Company had sold its holdings of Fannie Mae and Freddie Mac preferred stock at a net gain of $313,000 during March 2013.

Net interest income was $5.7 million for the quarter ended March 31, 2014 and $5.6 million for the quarter ended December 31, 2013. Although low earning excess cash balances had been deployed to fund higher yielding assets, overall asset yields remained relatively flat when compared to those realized in the quarter ended December 31, 2013. Continued management of interest bearing liabilities and the Company’s election to prepay a $10.0 million outstanding advance with the Federal Home Loan Bank of Atlanta in December 2013 helped preserve net interest income levels and the net interest margin. Net interest income was $5.6 million for the quarter ended March 31, 2013.

Total loan interest income was $5.3 million for the quarter ended March 31, 2014, reflecting a decrease of $79,000 from the quarter ended December 31, 2013. Total loan interest income was $5.3 million for the quarter ended March 31, 2013. Average loans for the quarter ended March 31, 2014 were $447.9 million compared to $441.1 million at December 31, 2013. Total average accruing loans were $443.3 million for the quarter ended March 31, 2014 and $437.1 million at December 31, 2013. For the quarter ended March 31, 2013, total average loans were $419.0 million and average accruing loans were $416.5 million. The tax equivalent yield on average loans for the quarter ended March 31, 2014 was 4.85%, down four basis points from 4.89% for the quarter ended December 31, 2013 and down 33 basis points from the 5.18% average yield at March 31, 2013. Interest income from the investment portfolio was $818,000 for the quarter ended March 31, 2014 and $826,000 for the quarter ended December 31, 2013. Average investments were $105.7 million for the quarter ended March 31, 2014 and $105.3 million for the quarter ended December 31, 2013. Average investments were $111.4 million for the quarter ended March 31, 2013 and interest income was $938,000 for that same period.

Total interest expense for the three months ended March 31, 2014 was $495,000, a decrease of $119,000 from the quarter ended December 31, 2013. Total interest expense decreased $208,000 when comparing the quarter ended March 31, 2014 to the same period in 2013. The average cost of interest bearing liabilities decreased 11 basis points when comparing the quarter ended March 31, 2014 to the quarter ended December 31, 2013. The average balance of interest bearing liabilities decreased $2.5 million from the quarter ended December 31, 2013. The average cost of interest bearing liabilities decreased 10 basis points when comparing the quarter ended March 31, 2014 to the quarter ended March 31, 2013. The average balance of interest bearing liabilities decreased $6.2 million from the quarter ended March 31, 2013. During December 2013, the Company elected to prepay a $10.0 million 4.07% outstanding advance with the Federal Home Loan Bank of Atlanta. In addition, the Company continues to steadfastly manage the cost of its interest bearing deposits. The combination of these factors has contributed to the decreased balance of interest bearing liabilities and their corresponding cost. The net interest margin was 4.29% for the quarter ended March 31, 2014 and 4.17% for the quarter December 31, 2013. For the quarter ended March 31, 2013 the net interest margin was 4.29%.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%.

Noninterest income was $1.4 million for the quarter ended March 31, 2014 and $1.5 million for the quarter ended December 31, 2013. Much of the decrease for the quarter results from the decline in credit card merchant fees. The Company sold its merchant portfolio during the second quarter of 2013 and no longer receives these fees. There were no net gains or losses recognized on the sale of investment securities for the three month period ended March 31, 2013. Net gains of $65,000 and $390,000 were recognized on the sale of investment securities for the quarters ended December 31, 2013 and March 31, 2013, respectively. Noninterest income for the quarter ended March 31, 2013 was $1.9 million.

Noninterest expense was $4.8 million for the quarter ended March 31, 2014. This represents a decrease of $817,000 or 14.4% from $5.7 million for the quarter ended December 31, 2013 and an increase of 5.7% from $4.6 million for the quarter ended March 31, 2013. Much of the decrease compared to the fourth quarter of 2013 is related to the decline in other operating expenses. For the quarter ended December 31, 2013, a $612,000 prepayment fee was incurred by the Company in conjunction with the repayment of the Federal Home Loan Bank advance. Additionally, a net loss of $82,000 on the sale of other real estate owned was realized during the quarter ended December 31, 2013. Much of the increase compared to the quarter ended March 31, 2013 relates to costs associated with the opening of the Company’s newest retail branch in Purcellville, VA. This branch opened in May 2013. Noninterest expense for the Purcellville branch during the first quarter of 2014 approximated $150,000.

Asset Quality and Provision for Loan Losses

Nonperforming assets consist of nonaccrual loans, loans 90 days or more past due and still accruing, other real estate owned (foreclosed properties), and repossessed assets. Nonperforming assets increased from $6.1 million or 1.04% of total assets at December 31, 2013 to $8.7 million or 1.45% of total assets at March 31, 2014. This increase resulted mostly from the increases in nonaccrual loans. Non-performing assets were $6.3 million or 1.08% of total assets at March 31, 2013. During the first quarter of 2014, the Bank placed 15 loans totaling $2.7 million on non-accrual status. All but three of the loans are secured by real estate. Management evaluates the financial condition of these borrowers and the value of any collateral on these loans. The results of these evaluations are used to estimate the amount of losses which may be realized on the disposition of these nonaccrual loans. At March 31, 2014, $4.1 million or 59.9% of total nonaccrual loans had allocated specific allowances totaling $1.5 million. At March 31, 2014, the Bank had one loan 90 days or more past due and still accruing that totaled $18,000. At December 31, 2013 the Bank had one loan 90 days or more past due and still accruing that totaled $11,000 and at March 31, 2013, five loans totaling $631,000 were 90 days or more past due and still accruing. Other real estate owned increased from $1.6 million at December 31, 2013 to $1.8 million at March 31, 2014. The Company foreclosed on one property totaling $163,000 during the first quarter of 2014. There were no sales of other real estate owned during the first quarter of 2014. Other real estate owned totaled $2.9 million at March 31, 2013.

The Company may, under certain circumstances, restructure loans in troubled debt restructurings as a concession to a borrower when the borrower is experiencing financial distress. Formal, standardized loan restructuring programs are not utilized by the Company. Each loan considered for restructuring is evaluated based on customer circumstances and may include modifications to one or more loan provision. Such restructured loans are included in impaired loans but may not necessarily be nonperforming loans. At March 31, 2014, the Company had 15 troubled debt restructurings totaling $5.2 million. All but five of the restructured loans are performing loans.

The Company realized $54,000 in net charge-offs for the quarter ended March 31, 2014 versus $463,000 for the three months ended December 31, 2013. The Company continues to operate a troubled credit group to monitor past due loans, identify potential problem credits, and develop action plans to work through its troubled loans as promptly as possible. Asset quality remains a primary focus of the Company. Necessary resources continue to be devoted to the ongoing review of the loan portfolio and the workouts of problem assets to minimize any losses to the Company. Management will continue to monitor delinquencies, risk rating changes, charge-offs, market trends and other indicators of risk in the Company’s portfolio, particularly those tied to residential and commercial real estate, and adjust the allowance for loan losses accordingly.

The amount of provision for loan losses reflects the results of the Bank’s analysis used to determine the adequacy of the allowance for loan losses. Provisions for loan losses were $283,000 for the three months ended March 31, 2014, compared to net recoveries of $767,000 for the quarter ended December 31, 2013. The provisions for loan losses for the quarter ended March 31, 2013 were $383,000. The ratio of allowance for loan losses to total nonaccrual loans was 83.8% at March 31, 2014 and 124.4% at December 31, 2013. At March 31, 2014, impaired loans totaled $12.7 million and had related specific allocations of $1.5 million. At December 31, 2013, impaired loans totaled $13.7 million and had related specific allocations of $1.5 million. At March 31, 2013, total impaired loans were $15.0 million and required specific allocations of $2.2 million.

Total Consolidated Assets

Total consolidated assets of the Company at March 31, 2014 were $595.6 million, which represented an increase of $9.2 million or 1.6% from total assets of $586.4 million at December 31, 2013. At March 31, 2013, total consolidated assets were $580.8 million. Securities available for sale increased $1.5 million from $104.8 million at December 31, 2013. Total loans increased from $444.3 million at December 31, 2013 to $456.5 million at March 31, 2014. As loan growth rises, the Company remains conscientious about maintaining both its underwriting standards and its net interest margin. At March 31, 2013, total investment securities were $115.0 million and total loans were $423.9 million.

Deposits and Other Borrowings

Total deposits, which include brokered deposits, decreased $4.5 million from $487.6 million at December 31, 2013 to $483.1 million at March 31, 2014. At March 31, 2013, total deposits were $473.1 million. The Company held $9.9 million in brokered deposits at March 31, 2014, December 31, 2013 and March 31, 2013.

Federal funds purchased increased $4.6 million from December 31, 2013. Federal funds purchased balances were zero at December 31 and March 31, 2013. Borrowings with the Federal Home Loan Bank of Atlanta increased $7.8 million from December 31, 2013 with the acquisition of a $10.0 million short term advance in March 2014 and maturity of a $2.5 million advance in February 2014. Borrowings with the Federal Home Loan Bank of Atlanta decreased $2.3 million from March 31, 2013.

Equity

Shareholders’ equity at March 31, 2014 was $68.0 million and $66.4 million at December 31, 2013. Shareholder’s equity was $64.9 million at March 31, 2013. The book value of the Company at March 31, 2014 was $19.97 per common share. Total common shares outstanding were 3,417,832 at March 31, 2014. On April 16, 2013, the board of directors declared a $0.19 per common share cash dividend for shareholders of record as of April 30, 2014 and payable on May 16, 2014.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and other filings with the Securities and Exchange Commission.

EAGLE FINANCIAL SERVICES, INC.

KEY STATISTICS

	For the Three Months Ended
	1Q14	4Q13	3Q13	2Q13	1Q13

Net Income (dollars in thousands)	$1,363	$1,849	$1,505	$2,001	$1,803
Earnings per share, basic	$0.40	$0.54	$0.44	$0.59	$0.54
Earnings per share, diluted	$0.40	$0.54	$0.44	$0.59	$0.53

Return on average total assets	0.95%	1.25%	1.30%	1.40%	1.27%
Return on average total equity	8.22%	11.13%	9.25%	12.51%	11.42%
Dividend payout ratio	47.50%	35.19%	43.18%	32.20%	35.19%
Fee revenue as a percent of total revenue	18.34%	19.29%	21.34%	25.86%	20.02%

Net interest margin(1)	4.29%	4.17%	4.28%	4.28%	4.29%
Yield on average earning assets	4.65%	4.61%	4.73%	4.76%	4.81%
Yield on average interest-bearing liabilities	0.54%	0.65%	0.66%	0.69%	0.75%
Net interest spread	4.12%	3.96%	4.07%	4.07%	4.06%
Tax equivalent adjustment to net interest income (dollars in thousands)	$169	$174	$180	$186	$192

Non-interest income to average assets	0.94%	1.00%	1.09%	1.73%	1.36%
Non-interest expense to average assets	3.37%	3.82%	3.55%	3.47%	3.23%

Efficiency ratio(2)	67.50%	77.75%	69.63%	60.18%	62.71%

(1)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and the reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(2)	The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non-interest expense by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio and sales of repossessed assets. The tax rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and a reconciliation of net interest income to tax equivalent net interest income. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

EAGLE FINANCIAL SERVICES, INC.

SELECTED FINANCIAL DATA BY QUARTER

	1Q14	4Q13	3Q13	2Q13	1Q13
BALANCE SHEET RATIOS
Loans to deposits	94.49%	91.12%	92.32%	92.19%	89.59%
Average interest-earning assets to average-interest bearing liabilities	147.83%	147.11%	145.62%	145.49%	152.08%
PER SHARE DATA
Dividends	$0.19	$0.19	$0.19	$0.19	$0.19
Book value	$19.97	$19.57	$19.36	$19.13	$19.36
Tangible book value	$19.97	$19.57	$19.36	$19.13	$19.36
SHARE PRICE DATA
Closing price	$23.00	$22.50	$23.75	$23.35	$22.10
Diluted earnings multiple(1)	14.38	10.42	13.49	9.89	10.42
Book value multiple(2)	1.15	1.15	1.23	1.22	1.15
COMMON STOCK DATA
Outstanding shares at end of period	3,417,832	3,409,831	3,400,711	3,388,005	3,372,080
Weighted average shares outstanding	3,413,920	3,405,215	393,519	3,373,353	3,367,689
Weighted average shares outstanding, diluted	3,420,933	3,416,841	3,405,225	3,383,748	3,378,369
CAPITAL RATIOS
Total equity to total assets	11.42%	11.36%	11.21%	11.00%	11.17%
CREDIT QUALITY
Net charge-offs to average loans		0.10%	0.06%	0.09%	0.00%
Total non-performing loans to total loans	1.50%	1.00%	0.98%	0.59%	0.79%
Total non-performing assets to total assets	1.45%	1.04%	1.10%	0.89%	1.08%
Non-accrual loans to:
total loans	1.50%	0.99%	0.94%	0.55%	0.64%
total assets	1.15%	0.76%	0.71%	0.41%	0.47%
Allowance for loan losses to:
total loans	1.25%	1.24%	1.53%	1.60%	1.64%
non-performing assets	66.08%	90.41%	104.64%	133.53%	110.88%
non-accrual loans	83.77%	124.36%	162.70%	291.44%	256.07%
NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$18	$11	$147	$201	$631
Non-accrual loans	6,825	4,413	4,129	2,394	2,718
Other real estate owned and repossessed assets	1,809	1,646	2,144	2,630	2,928
NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$91	$493	$385	$403	$42
(Recoveries)	(37)	(30)	(125)	(37)	(42)
Net charge-offs (recoveries)	54	463	260	366	—
PROVISION FOR LOAN LOSSES (dollars in thousands)	$283	$(767)	$—	$384	$383
ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$5,488	$6,718	$6,978	$6,960	$6,577
Provision	283	(767)	—	384	383
Net charge-offs (recoveries)	54	463	260	366	—
Balance at the end of period	$5,717	$5,488	$6,718	$6,978	$6,960

(1)	The diluted earnings multiple (or price earnings ratio) is calculated by dividing the period’s closing market price per share by total equity per weighted average shares outstanding, diluted for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.
(2)	The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	Unaudited 3/31/2014	Audited 12/31/2013	Unaudited 9/30/2013	Unaudited 6/30/2013	Unaudited 3/31/2013

Assets
Cash and due from banks	$10,440	$14,243	$17,686	$10,632	$21,829
Federal funds sold	—	—	—	—	—
Securities available for sale, at fair value	106,308	104,790	104,753	109,145	115,001
Loans, net of allowance for loan losses	450,755	438,785	431,346	429,379	416,890
Bank premises and equipment, net	17,132	17,214	17,231	17,287	16,834
Other assets	11,003	11,412	12,489	19,230	10,292

Total assets	$595,638	$586,444	$583,505	$585,673	$580,846

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest bearing demand deposits	$146,517	$147,698	$143,156	$135,802	$135,650
Savings and interest bearing demand deposits	239,285	240,749	230,581	234,430	227,876
Time deposits	97,302	99,140	100,790	103,080	109,554

Total deposits	$483,104	$487,587	$474,527	$473,312	$473,080
Federal funds purchased and securities sold under agreements to repurchase	4,589	—	—	5,616	—
Federal Home Loan Bank advances	30,000	22,250	32,250	32,250	32,250
Trust preferred capital notes	7,217	7,217	7,217	7,217	7,217
Other liabilities	2,706	2,984	4,093	2,860	3,429
Commitments and contingent liabilities	—	—	—	—	—

Total liabilities	$527,616	$520,038	$518,087	$521,255	$515,976

Shareholders’ Equity
Preferred stock, $10 par value	$—	$—	$—	$—	$—
Common stock, $2.50 par value	8,517	8,482	8,449	8,417	8,376
Surplus	11,693	11,537	11,276	10,935	10,636
Retained earnings	46,797	46,082	44,879	44,018	42,657
Accumulated other comprehensive income	1,015	305	814	1,048	3,201

Total shareholders’ equity	$68,022	$66,406	$65,418	$64,418	$64,870

Total liabilities and shareholders’ equity	$595,638	$586,444	$583,505	$585,673	$580,846

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands)

Unaudited

	Three Months Ended
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013

Interest and Dividend Income
Interest and fees on loans	$5,331	$5,410	$5,446	$5,343	$5,331
Interest on federal funds sold	—	—	—	—	—
Interest and dividends on securities available for sale:
Taxable interest income	507	490	500	518	547
Interest income exempt from federal income taxes	286	296	307	314	324
Dividends	25	40	38	42	67
Interest on deposits in banks	1	5	3	6	9

Total interest and dividend income	$6,150	$6,241	$6,294	$6,223	$6,278

Interest Expense
Interest on deposits	$244	$259	$269	$288	$326
Interest on federal funds purchased and securities sold under agreements to repurchase	13	—	2	1	28
Interest on Federal Home Loan Bank advances	159	275	276	273	270
Interest on trust preferred capital notes	79	80	80	78	79

Total interest expense	$495	$614	$627	$640	$703

Net interest income	$5,655	$5,627	$5,667	$5,583	$5,575
Provision For Loan Losses	283	(767)	—	384	383

Net interest income after provision for loan losses	$5,372	$6,394	$5,667	$5,199	$5,192

Noninterest Income
Income from fiduciary activities	$299	$257	$296	$273	$360
Service charges on deposit accounts	333	367	377	366	343
Other service charges and fees	653	747	874	1,443	800
Gain on the sale of bank premises and equipment	—	—	—	—	—
Gain (Loss) on sales of AFS securities	—	65	—	10	390
Other operating income	66	44	34	377	39

Total noninterest income	$1,351	$1,480	$1,581	$2,469	$1,932

Noninterest Expenses
Salaries and employee benefits	$2,825	$2,974	$2,926	$2,910	$2,641
Occupancy expenses	337	355	336	319	281
Equipment expenses	182	169	151	191	155
Advertising and marketing expenses	132	127	150	144	127
Stationery and supplies	90	71	57	68	78
ATM network fees	157	159	157	143	157
Other real estate owned expenses	4	10	2	20	8
Loss (gain) on sale of other real estate	—	82	111	(53)	—
FDIC assessment	81	90	92	96	97
Computer software expense	199	160	185	164	155
Bank franchise tax	102	102	103	101	101
Professional fees	217	223	265	284	241
Other operating expenses	517	1,138	637	565	542

Total noninterest expenses	$4,843	$5,660	$5,172	$4,952	$4,583

Income before income taxes	$1,880	$2,214	$2,076	$2,716	$2,541
Income Tax Expense	517	364	571	715	738

Net income	$1,363	$1,850	$1,505	$2,001	$1,803

Earnings Per Share
Net income per common share, basic	$0.40	$0.54	$0.44	$0.59	$0.54

Net income per common share, diluted	$0.40	$0.54	$0.44	$0.59	$0.53

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended
	March 31, 2014			December 31, 2013			March 31, 2013
		Interest			Interest			Interest
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield	Balance	Expense	Yield	Balance	Expense	Yield
Assets:
Securities:
Taxable	$70,873	$2,154	3.04%	$69,686	$2,100	3.01%	$73,925	$2,490	3.37%
Tax-Exempt (1)	34,855	1,759	5.05%	35,577	1,782	5.01%	37,473	1,990	5.31%

Total Securities	$105,728	$3,913	3.70%	$105,263	$3,882	3.69%	$111,398	$4,480	4.02%
Loans:
Taxable	$439,069	$21,454	4.89%	$432,857	$21,300	4.92%	$411,822	$21,426	5.20%
Nonaccrual	4,591	—	0.00%	3,972	—	0.00%	2,514	—	0.00%
Tax-Exempt (1)	4,263	253	5.94%	4,222	249	5.89%	4,651	294	6.32%

Total Loans	$447,923	$21,707	4.85%	$441,051	$21,549	4.89%	$418,987	$21,719	5.18%
Federal funds sold	—	—	0.00%	—	—	0.00%	—	—	0.00%
Interest-bearing deposits in other banks	1,655	4	0.25%	9,393	21	0.23%	17,156	41	0.24%

Total earning assets	$550,715	$25,624	4.65%	$551,735	$25,452	4.61%	$545,027	$26,240	4.81%
Allowance for loan losses	(5,724)			(6,694)			(6,784)
Total non-earning assets	38,320			42,670			37,769

Total assets	$583,311			$587,711			$576,012

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	$83,606	$93	0.11%	$82,926	$88	0.11%	$85,175	$134	0.16%
Money market accounts	91,587	105	0.12%	90,733	115	0.13%	85,589	142	0.17%
Savings accounts	64,392	32	0.05%	61,901	32	0.05%	55,696	28	0.05%
Time deposits:
$100,000 and more	35,973	187	0.52%	36,777	206	0.56%	41,255	296	0.72%
Less than $100,000	62,538	572	0.91%	63,363	590	0.93%	68,359	722	1.06%

Total interest-bearing deposits	$338,096	$990	0.29%	$335,699	1,030	0.31%	$336,074	$1,322	0.39%
Federal funds purchased and securities sold under agreements to repurchase	4,238	53	1.24%	1	0	0.83%	3,222	118	3.65%
Federal Home Loan Bank advances	22,986	645	2.81%	32,141	1,090	3.39%	32,250	1,095	3.40%
Trust preferred capital notes	7,217	316	4.38%	7,217	317	4.40%	7,217	316	4.38%

Total interest-bearing liabilities	$372,537	$2,003	0.54%	$375,059	2,438	0.65%	$378,763	$2,851	0.75%

Noninterest-bearing liabilities:
Demand deposits	142,267			142,203			130,333
Other Liabilities	1,280			4,536			2,882

Total liabilities	$516,084			$521,797			$511,978
Shareholders’ equity	67,227			65,914			64,034

Total liabilities and shareholders’ equity	$583,311			$587,711			$576,012

Net interest income		$23,620			$23,015			$23,389

Net interest spread			4.12%			3.96%			4.06%
Interest expense as a percent of average earning assets			0.36%			0.44%			0.52%
Net interest margin			4.29%			4.17%			4.29%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Reconciliation of Tax-Equivalent Net Interest Income

(dollars in thousands)

	Three Months Ended
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013

GAAP Financial Measurements:
Interest Income - Loans	$5,331	$5,410	$5,445	$5,342	$5,331
Interest Income - Securities and Other Interest-Earnings Assets	819	831	849	880	947
Interest Expense - Deposits	244	259	269	287	326
Interest Expense - Other Borrowings	251	355	355	353	377

Total Net Interest Income	$5,655	$5,627	$5,670	$5,582	$5,575

Non-GAAP Financial Measurements:
Add: Tax Benefit on Tax-Exempt Interest Income - Loans	21	$21	$22	$24	$25
Add: Tax Benefit on Tax-Exempt Interest Income - Securities	148	153	158	162	167

Total Tax Benefit on Tax-Exempt Interest Income	$169	$174	$180	$186	$192

Tax-Equivalent Net Interest Income	$5,824	$5,801	$5,850	$5,768	$5,767